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                           Subsidiaries of the Company

Kansas City Southern Industries, Inc., a Delaware Corporation, has no parent. All subsidiaries of the Company listed below are included in the consolidated financial statements unless otherwise indicated
                                                            State or
                                          Percentage    other Jurisdiction
                                              of        of Incorporation
                                            Ownership    or Organization

Animal Resources, Inc. (3)*                    49%         Missouri
BBOI Worldwide LLC (7)                          50         Delaware
Berger Associates, Inc.                        100         Delaware
Canama Transportation (15)                     100         Cayman Islands
Carland, Inc. (1)                              100         Delaware
Caymex Transportation, Inc.                    100         Delaware
DST Systems, Inc.*                              41         Missouri
FAM Holdings, Inc.                             100         Delaware
Fountain Investments, Inc.                     100         Missouri
Gateway Eastern Railway Company (13)           100         Illinois
Gateway Western Railway Company (8)            100         Illinois
Grupo Transportacion Ferroviaria
         Mexicana, S.A. de C.V.*(14)            37         Mexico
Janus Capital Corporation                       83         Colorado
Janus Capital International Ltd (6)            100         Colorado
Janus Service Corp. (6)                        100         Colorado
Joplin Southern Corporation (12)                47         Missouri
Joplin Union Depot*                             33         Missouri
Kansas City Southern Lines, Inc.               100         Delaware
KC Terminal Railway                              8         Missouri
KCS Transportation Company                     100         Delaware
KCS Transport Co., Inc. (1)                    100         Louisiana
Landa Motor Lines (1)                          100         Texas
Louisiana, Arkansas & Texas Trans. Co. (1)     100         Delaware
Martec Pharmaceutical, Inc. (3)*                49         Delaware
Mexrail, Inc.*                                  49         Delaware
Mid-South Microwave, Inc.                      100         Delaware
NAFTA Rail, S.A. de C.V. (15)                  100         Mexico
North American Freight Transportation
 Alliance Rail Corporation                     100         Delaware
Pabtex, Inc. (4)                               100         Delaware
Panama Canal Railway Company (16)               50         Cayman Islands
Port Arthur Bulk Marine Terminal Co. (10)       80         Partnership
PVI, Inc.                                      100         Delaware
Rice-Carden Corporation                        100         Missouri
Southern Capital Corporation, LLC*              50         Delaware
Southern Credit Corporation, Inc. (2)          100         Delaware
Southern Development Company                   100         Missouri
Southern Group, Inc.                           100         Delaware
Southern Industrial Services, Inc.             100         Delaware
The Kansas City Southern Railway Company       100         Missouri
The Texas Mexican Railway Company* (9)         100         Texas
TFM, S.A. de C.V.* (11)                         80         Mexico
Tolmak, Inc.                                   100         Delaware
TransFin Insurance, Ltd.                       100         Vermont

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                                                           State or
                                          Percentage    other Jurisdiction
                                              of        of Incorporation
                                            Ownership    or Organization


Trans-Serve, Inc. (4) (5)                     100            Delaware
Veals, Inc.                                   100            Delaware
Wyandotte Garage Corporation                   80            Missouri



*        Unconsolidated Affiliate, Accounted for Using the Equity Method

 (1)     Subsidiary of The Kansas City Southern Railway Company
 (2)     Subsidiary of Southern Group, Inc.
 (3)     Subsidiary of PVI, Inc.
 (4)     Subsidiary of Southern Industrial Services, Inc.
 (5)     Conducting business as Superior Tie & Timber
 (6)     Subsidiary of Janus Capital Corporation
 (7)     Unconsolidated Affiliate of Berger Associates, Inc.
 (8)     Subsidiary of KCS Transportation Company
 (9)     Subsidiary of Mexrail, Inc.
(10)     Subsidiary of Rice-Carden Corporation
(11)     Subsidiary of Grupo TFM
(12)     Subsidiary of Southern Development Company
(13)     Subsidiary of Gateway Western Railway Company
(14)     Subsidiary of NAFTA Rail, S.A. de C.V.
(15)     Subsidiary of Caymex Transportation, Inc.
(16)     Subsidiary of Canama Transportation


Subsidiaries and Affiliates not shown, if taken in the aggregate, would not constitute a significant subsidiary of the Company. Subsidiaries and affiliates of DST Systems, Inc. are not shown.